Exhibit 10.8

PROMISSORY NOTE

CDN$500,000.00

FOR VALUE RECEIVED, the undersigned hereby promises to pay to or to the order of  BLACKSWAN INVENTIONS INC. (the “Vendor”), a company incorporated pursuant to the federal laws of Canada, having an address of Unit 203, 1428 West 6th Avenue, Vancouver, British Columbia, V6H 4H4, the sum of Canadian FIVE HUNDRED THOUSAND DOLLARS (CDN$500,000.00), payable, without interest, as follows:

a)

FIFTY THOUSAND DOLLARS ($50,000.00) on September 30, 2011;

b)

TWO HUNDRED THOUSAND DOLLARS ($200,000.00) on October 31, 2011; and

c)

TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00) on November 30, 2011,

provided any portion which remains unpaid will be accelerated and will become immediately due and payable on the occurrence of either of the following events:

(a)

the completion by Digagogo Ventures Corp. (“Digagogo”) of a stock financing of no less than FIVE MILLION DOLLARS ($5,000,000.00), with the date of completion deemed to be the date that the funds from the stock financing are released to Digagogo without restrictions; or

(b)

the receipt by either Digagogo or the undersigned of a non-refundable and fully released license fee of no less than ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000.00) pursuant to a license agreement to license the assets of the Vendor, whether in whole or in part or alone or together with other intellectual property.

DATED as of the July 6, 2011.

EXECUTED by IMPACT TECHNOLOGIES INC. in the presence of: /s/ Joselia Soares Witness Signature Joselia Soares Witness Name 2011 Courtside Lane Charlotte, NC 28270 Witness Address Witness Occupation	IMPACT TECHNOLOGIES INC. per: /s/ Fernando Londe Fernando Londe